EXHIBIT 99.1

Norwegian Cruise Line Holdings Ltd. Provides Business Update

Company Undertaking Significant Measures to Mitigate Business Impacts from COVID-19

Voyage Suspension Extended for Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises through June 30, 2020

Company Withdraws First Quarter and Full Year 2020 Guidance

MIAMI, April 27, 2020 (GLOBE NEWSWIRE) -- Norwegian Cruise Line Holdings Ltd. (“Norwegian” or “the Company”) (NYSE: NCLH), a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands, today provides a business update in response to the novel coronavirus (“COVID-19”) global pandemic.

COVID-19 Business Update

The Company previously announced a voluntary suspension of all cruise voyages from March 13 to June 30, 2020 for its three brands. All 28 ships in the Company’s fleet are in safe haven in port or at anchor. The ongoing suspension contributes to the global efforts to contain the spread of COVID-19, which has also resulted in travel restrictions and significant uncertainty regarding worldwide port closures and availability. The Company’s U.S. operations are also subject to the U.S. Centers for Disease Control and Prevention (“CDC”) No Sail Order which was extended on April 9, 2020 to continue until the earliest of (i) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (ii) the date the Director of the CDC rescinds or modifies the No Sail Order or (iii) 100 days after the order appears on the Federal Register, which would be July 24, 2020.

Prior to the suspension of cruise voyages, the Company had begun developing a comprehensive and multi-faceted strategy to enhance its already rigorous health and safety protocols to address the unique public health challenges posed by COVID-19, including but not limited to enhanced screening, upgraded cleaning and disinfection protocols and plans for social distancing. Several of these protocols were put in place prior to the voyage suspension. The Company will continue to work with the CDC and other federal agencies, global public health authorities and national and local governments in areas where it operates to take all necessary measures to ensure the health, safety and security of guests, crew and the communities visited once operations resume.

“With the COVID-19 pandemic impacting communities worldwide, we continue to closely monitor the evolving global public health environment. We have also taken decisive action to protect the Company’s future by shoring up our liquidity position through cost mitigation and cash conservation measures as well as pursuing additional sources of liquidity to help us weather this global pandemic,” said Frank Del Rio, president and chief executive officer of Norwegian Cruise Line Holdings Ltd. “We believe the disruption to the travel industry, while swift and severe, will eventually subside. Our guests continue to demonstrate their desire for cruise vacations as we continue to experience demand for voyages further in the future across our three brands. When the time comes, we will be ready to safely resume operations and welcome our loyal guests on board.”

Booking Environment and Outlook

Prior to the outbreak of COVID-19, 2020 was off to a strong start with all three of the Company’s brands entering the year in a record booked position and at higher prices on a comparable basis. For the first two months of the year, ships sailed full at prices that were higher than prior year despite healthy capacity growth of approximately 7%. The Company has since experienced substantial impacts related to the emergence of the COVID-19 global pandemic including meaningful softness in near-term demand and elevated cancellations. As of April 17th, advanced bookings for the remainder of 2020 were meaningfully lower than the prior year with pricing down low-single digits. Booking trends indicate demand for cruise vacations in the medium and longer term with the booked position for 2021 essentially flat compared to prior year at pricing that is down mid-single digits.

All three brands have instituted programs for guests on canceled sailings as a result of the Company’s voyage suspension which include offering value-add future cruise credits typically for 125% of the cruise fare paid in lieu of providing cash refunds. These future cruise credits are valid for any sailing through December 31, 2022. As of April 17, 2020, approximately half of the guests who have had their voyages cancelled have requested cash refunds. As of March 31, 2020, the Company had $1.8 billion of advanced ticket sales. This includes approximately $850 million for previously announced voyage cancellations through June 30, 2020 where guests have the option of either a future cruise credit or a cash refund and approximately $350 million for voyages scheduled for the remainder of 2020. Norwegian also continues to take future bookings for 2020, 2021 and 2022, and receive new customer deposits and final payments on these bookings.

COVID-19 Action Plan

The Company has swiftly undertaken several proactive measures to mitigate the financial and operational impacts of COVID-19. This action plan includes cost mitigation and cash conservation levers the Company has deployed to preserve and enhance liquidity and is part of an overall plan that, as described below, also contemplates additional sources of capital and liquidity. These measures include:

Reduced Operating Expenses

  Meaningfully reducing cruise operating expense which includes reducing expenses associated with crew payroll, food, fuel, insurance and port charges. The majority of ships in the Company’s fleet are currently transitioning to cold layup.
  Significantly reducing or deferring marketing expense in the first half of the year.
  Introduced a temporary shortened work week and reduced work hours with commensurate 20% salary reduction for shoreside team members.
  Paused employer 401(k) match contribution.
  Implemented a company-wide hiring freeze.
  Suspended travel for shoreside employees across the organization.

The Company anticipates estimated ongoing ship operating expenses and administrative operating costs combined to range from approximately $70 million to $110 million per month during the suspension of operations.

Reduced Capital Expenditures

The Company has identified approximately $515 million of capital expenditure reductions, comprised of:

  $345 million, or a nearly 70% reduction of non-newbuild capital expenditures for the remainder of 2020.
  Approximately $170 million in expected reduced and deferred capital expenditures for newbuild related payments through March 31, 2021 which the Company is currently finalizing. Upon completion, the Company’s next newbuild related payments would not be until April 2021.

Improved Debt Profile

  Export Credit Agencies (“ECA”) and Norwegian’s ECA lenders are working to finalize an industrywide initiative to grant a 12-month debt holiday to provide interim debt service relief for amortization payments and financial covenants (“Debt Holiday”). The Company has approximately $540 million of ECA-backed amortization payments due over the next 12-months, of which approximately $385 million of payments related to guaranteed financing by Euler Hermes Aktiengesellschaft (“Hermes”), the official ECA of Germany, have already been deferred through April 2021 and associated credit agreements have been amended to incorporate this Debt Holiday. The Company is in the process of finalizing the deferral of the remaining approximately $155 million of payments through March 31, 2021 with its other ECA lenders.
  Contractual optionality to extend $230 million Pride of America term loan by one year to January 2022.
  Working with lenders and evaluating additional options available to defer or refinance certain of the Company’s existing debt profile.

Balance Sheet and Liquidity Position

In response to COVID-19, the Company secured a new $675 million revolving credit facility on March 5, 2020 and fully drew down on this new facility as well as its existing $875 million revolving credit facility beginning on March 12, 2020 for a total of $1.55 billion. As at March 31, 2020 the Company’s total debt position was $8.6 billion. As outlined in the Improved Debt Profile section above, the Company is in negotiations to defer a substantial portion of the maturities due within the next twelve months. At March 31, 2020 the Company’s cash and cash equivalents were $1.4 billion and the Company believes it was in compliance with all debt covenants.

Taken together, the aforementioned cash conservation measures and the potential deferral of near-term debt amortization and newbuild related payments1, the Company now estimates its cash burn to be on average in the range of, approximately $110 million to $150 million per month during the suspension of operations. This includes ongoing ship operating expenses, administrative operating expenses, interest expense and expected necessary capital expenditures and excludes cash refunds of customer deposits as well as cash inflows from new and existing bookings.

The Company is also currently evaluating several additional strategies to enhance its liquidity position. These strategies may include, but are not limited to, pursuing additional financing from both the public and private markets through the issuance of equity and/or debt securities, which may include secured debt. The timing and structure of any transaction will depend on market conditions.

“Our quick action to proactively and aggressively implement initiatives to preserve cash and enhance liquidity in this uncertain and fluid environment puts us in a stronger position to withstand the adverse financial effects of COVID-19,” said Mark A. Kempa, executive vice president and chief financial officer of Norwegian Cruise Line Holdings Ltd. “We will not only benefit from the actions taken to strengthen our liquidity profile but will also benefit from a period of reduced capital expenditures with no newbuild deliveries until at least mid-2022.  We will continue to evaluate all additional options to enhance liquidity.”

Outlook

As previously stated in the Company’s Current Report on 8-K filed on April 24, 2020, given the meaningful and rapidly evolving impacts from the pandemic, the temporary suspension of sailings globally and the uncertainty and fluidity of the ongoing situation, the Company withdrew its first quarter and full year 2020 guidance provided earlier this year on its earnings call on February 20, 2020, which excluded known and unknown impacts from COVID-19. As a consequence of these known and unknown impacts, while the Company cannot estimate the impact on its business, financial condition or near- or longer-term financial or operational results with certainty, it expects to report a net loss on both a U.S. GAAP and adjusted basis for the quarter ended March 31, 2020 and the year ending December 31, 2020.

The COVID-19 outbreak has had a significant impact on the Company’s financial position and results of operation. If the temporary suspension of sailings is further extended, the Company’s liquidity and financial position would likely continue to be significantly impacted.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) is a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands. With a combined fleet of 28 ships with approximately 59,150 berths, these brands offer itineraries to more than 490 destinations worldwide. The Company will introduce nine additional ships through 2027.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this press release are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our voluntary suspension, our ability to weather the impacts of the COVID-19 pandemic, operational position, demand for voyages, financing opportunities and extensions, and future cost mitigation and cash conservation efforts and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of:

  COVID-19 on our financial condition and operations, which adversely affects our ability to obtain acceptable financing in an amount equal to the resulting reduction in cash from operations, and the current, and uncertain future, other impacts of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), which are expected to continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price;
  our ability to develop strategies to enhance our health and safety protocols to adapt to the current pandemic environment’s unique challenges once operations resume and to otherwise safely resume our operations when conditions allow;
  coordination and cooperation with the CDC, the federal government and global public health authorities to take precautions to protect the health, safety and security of guests, crew and the communities visited and the implementation of any such precautions;
  the accuracy of any appraisals of our assets as a result of the impact of COVID-19 or otherwise;
  our success in reducing operating expenses and capital expenditures and the impact of any such reductions;
  our guests’ election to take cash refunds in lieu of future cruise credits or the continuation of any trends relating to such election;
  trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto;
  our ability to work with lenders and others or otherwise pursue options to defer or refinance our existing debt profile, near-term debt amortization, newbuild related payments and other obligations;
  adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events;
  adverse incidents involving cruise ships;
  adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence;
  the spread of epidemics, pandemics and viral outbreaks;
  our anticipated need for additional financing, which may not be available on favorable terms, or at all, and may be dilutive to existing shareholders;
  our ability to raise sufficient capital and/or take other actions to improve our liquidity position or otherwise meet our liquidity requirements;
  an impairment of our tradenames or goodwill, including in connection with the preparation of our financial statements as of March 31, 2020;
  breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection;
  changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs;
  mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities;
  the risks and increased costs associated with operating internationally;
  fluctuations in foreign currency exchange rates;
  the unavailability of ports of call;
  overcapacity in key markets or globally;
  our expansion into and investments in new markets;
  our inability to obtain adequate insurance coverage;
  our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements;
  pending or threatened litigation, investigations and enforcement actions;
  volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees;
  our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues;
  our reliance on third parties to provide hotel management services for certain ships and certain other services;
  future increases in the price of, or major changes or reduction in, commercial airline services;
  our inability to keep pace with developments in technology;
  changes involving the tax and environmental regulatory regimes in which we operate; and
  other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown.

The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contact

Andrea DeMarco
(305) 468-2339
InvestorRelations@nclcorp.com

Jessica John
(786) 913-2902

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1Assumes $698 million of debt amortization payments through March 31, 2021 are granted a 12-month deferral. $386 million of these debt amortization payments related to Hermes-backed financing have already been finalized. Also assumes approximately $170 million of newbuild related payments due over the next 12 months are also granted a 12-month deferral.